Pioneer
                        Independence Fund

--------------------------------------------------------------------------------
                        Annual Report | December 31, 2012
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                        Ticker Symbols:

                        Class A     PINDX
                        Class B     INDBX
                        Class C     INDCX
                        Class Y     INYDX

                        [LOGO] PIONEER
                               Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                         2

Portfolio Management Discussion                                               4

Portfolio Summary                                                             8

Prices and Distributions                                                      9

Performance Update                                                           10

Comparing Ongoing Fund Expenses                                              14

Schedule of Investments                                                      16

Financial Statements                                                         22

Notes to Financial Statements                                                30

Report of Independent Registered Public Accounting Firm                      38

Approval of Investment Advisory Agreement                                    39

Trustees, Officers and Service Providers                                     43

                          Pioneer Independence Fund | Annual Report | 12/31/12 1

President's Letter

Dear Shareowner,

Pioneer has been cautiously optimistic about the U.S. economy from the start of the year, and the data continues to be encouraging. Employment continues to rise, albeit slowly, and we believe it should continue to do so in 2013, barring a negative shock to the system. The housing and auto sectors continue to recover, benefiting from record-low interest rates. Banks' willingness to lend to consumers and businesses also continues to rise, broad measures of inflation remain subdued, and, if the weather improves in 2013, that should help to bring food prices back down. While corporate profit growth has slowed, many U.S. companies still have strong balance sheets and continue to display the ability to both pay and increase dividends*.

While the so-called "fiscal cliff" scheduled to take effect at year-end dominated the media in December--and while no deal was struck before markets closed for the year--investors who owned financial assets like equities and high-yield corporate bonds generally enjoyed good returns in 2012. The Standard & Poor's 500 Index returned 16% in 2012, and the Bank of America Merrill Lynch High Yield Master II Index returned 15.6%. Meanwhile, the higher-quality Barclays Capital Aggregate Bond Index gained 4.2% for the year, the safer-still Barclays Capital Intermediate Treasuries Index returned 3.9%, and 3-month Treasury bills, generally regarded as essentially "risk free" by the markets, returned just 0.1% in 2012.

Despite generally improving economic conditions and positive market returns in 2012, investors still face daunting challenges in the year ahead, although we remain optimistic that the underlying economic trends are moving in the right direction. The year-end "fiscal cliff" deal did not eliminate the risk of further tax increases or spending cuts, nor did it eliminate the risk that the U.S. could face further downgrades to its credit rating from one or more of the major ratings agencies.The Federal Reserve Board continues to provide extraordinary support to the U.S. economy and the bond market, but will not do so indefinitely. Europe has made progress towards dampening its sovereign-debt crisis, but has not resolved the problem as yet; the region also was mired in a recession as 2012 drew to a close. In Asia, Japan continues to struggle with low economic growth,

*     Dividends are not guaranteed.

2 Pioneer Independence Fund | Annual Report | 12/31/12 deflation, high levels of debt, and an aging population. In the emerging markets, China and other developing economies, while generally in better shape than most "developed" markets, also face a range of ongoing challenges.

While most of the risks outlined above are widely recognized and may already be "priced in" to the market, we believe investors should continue to expect market volatility tied to these factors.

At Pioneer, we have long advocated the benefits of staying diversified and investing for the long term. And while diversification alone does not assure a profit or protect against loss in a declining market, we believe there are still opportunities for prudent investors to earn attractive returns. Our advice, as always, is to work closely with a trusted financial advisor to discuss your goals and work together to develop an investment strategy that meets your individual needs, keeping in mind that there is no single best strategy that works for every investor.

In 2013, Pioneer proudly celebrates its 85th anniversary. Since 1928, our investment teams have sought out attractive opportunities in global equity and bond markets, using in-depth research to identify undervalued individual securities, and using thoughtful risk management to construct portfolios which balance potential risks and reward in an ever-changing world.

We encourage you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at us.pioneerinvestments.com. We greatly appreciate your trust in us, and we thank you for investing with Pioneer.

Sincerely,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                          Pioneer Independence Fund | Annual Report | 12/31/12 3

Portfolio Management Discussion | 12/31/12

Pioneer Independence Fund produced double-digit returns during the 12 months ended December 31, 2012, but the Fund's performance trailed the return of the Fund's benchmark, the Russell 1000 Growth Index. In the following discussion, Andrew Acheson discusses the investment environment in the equity markets as well as the Fund's performance during the 12-month period. Mr. Acheson, senior vice president at Pioneer, is responsible for the day-to-day management of the Fund*.

Q How would you describe the investment environment for equities during the 12 months ended December 31, 2012?

A Markets were on the rise as the year began, with cyclical stocks (those more sensitive to the ebbs and flows of the economic cycle) reflecting a favorable economic outlook and the stresses caused by the European debt crisis appearing to ease. Equity buyers backed away from the market in the spring of 2012, however, when the euro zone's sovereign-debt crisis resurfaced, causing stock markets to retreat. When the European Central Bank (ECB) declared that it would take strong corrective action, a rally began that played out until the fall of 2012, when China's economy decelerated and renewed investor concerns about the euro came back to the forefront. Stocks slumped briefly after the U.S. election in November, but soon resumed their upward trend. The market seemed to react less and less with each crisis, however, as investors appeared to anticipate effective governmental action being taken to avert the looming "fiscal cliff " negotiations in Washington, and to handle other challenges.

Q How did the Fund perform against that background during the 12 months ended December 31, 2012?

A Pioneer Independence Fund's Class A shares returned 13.29% at net asset value during the 12 months ended December 31, 2012, while the Fund's benchmark, the Russell 1000 Growth Index (the Russell Index), returned 15.26%. During the same period, the average return of the 715 mutual funds in Lipper's Large Cap Growth Funds category was also 15.26%.

Q What were the main reasons for the Fund's underperformance of the Russell Index during the 12 months ended December 31, 2012?

A The chief cause of the Fund's benchmark-relative underperformance during the 12-month period was adverse stock selection within the health care sector. Of the Fund's 10 worst-performers relative to the Russell Index during the period, more than half were health care companies. Without the

* Effective November 1, 2012, Mr. Acheson became the sole portfolio manager for the Fund. Previously, Mr. Acheson had co-managed the Fund with Tim Mulrenan.

4 Pioneer Independence Fund | Annual Report | 12/31/12 negative results in health care, the Fund's 12-month performance relative to the Russell Index would have been positive. Stock selection in materials also was a fairly heavy detractor from relative returns.

      The Fund's sector exposures were otherwise favorable for performance during the period, save for underperforming sector allocation results in consumer discretionary (a fairly sizable portfolio underweight) and industrials. In both cases, good stock selection results overcame the negative effects of sector weighting decisions. The Fund's sector weightings derive from our stock selection process and not from "top-down" decisions to over-or underweight particular sectors.

Q Which individual portfolio holdings either contributed to or detracted from the Fund's performance during the 12 months ended December 31, 2012?

A The Fund's position in Fomento Economico Mexicano (FEMSA) was the top contributor to relative performance during the 12-month period. FEMSA, through its subsidiaries, holds Mexican bottling rights for Coca-Cola and also owns a portion of beer-maker Heineken. However, FEMSA's real growth potential lies in its chain of highly profitable convenience stores, known as OXXO. The stores offer one-stop shopping for consumers who wish to buy groceries and liquor, or who are seeking banking services. We believe there is ample room for expansion of the OXXO chain.

      In energy, the Fund's position in Cabot Oil and Gas, an energy exploration and production company, also performed well during the period as the company ramped up production within the very attractive acreage that it holds. However, another energy company, Range Resources, detracted from the Fund's performance during the period; the Fund holds a fairly large position in Range Resources, and the company, despite holding extremely attractive drilling properties, was hurt by falling natural gas prices during the period.

      In information technology, the Fund's position in Apple contributed to returns during the period, and we reduced the portfolio's stake in the company before the shares began their steep slide. The Fund's position in Apple is now underweight compared with the Russell Index. We believe Apple's prospects are very positive, however, and that the firm's shares, at this point, represent a significant value opportunity.

      One Fund position in health care--Alexion Pharmaceuticals--contributed positively to results during the period. Alexion continues to execute its strategy at a very high level, and the company's Soliris product, a drug that treats very rare life-threatening diseases, has been attracting more patients for existing ailments. In addition, the possibility of expanded applicability of Soliris to other conditions appears strong.

                          Pioneer Independence Fund | Annual Report | 12/31/12 5

      Stock selection in health care, as mentioned previously, was the biggest detractor from the Fund's relative returns during the 12-month period, with portfolio holdings in Amarin, Shire Pharmaceuticals, Cardiome Pharma, and Teva Pharmaceuticals among the worst relative performers. Amarin has developed a very promising drug to fight elevated triglyceride levels, without the negative side effects seen in rival treatments. Expectations were that Amarin might sell itself to a larger pharmaceutical company with established marketing and distribution capabilities. Instead, however, the company elected to proceed independently, a move that disappointed investors during the period. Shares of Shire Pharmaceuticals drifted lower during the period as generic competition emerged for its very successful ADHD treatment. We continue to hold both Amarin and Shire in the portfolio.

      We sold the Fund's small position in Cardiome when Merck backed away from a potential collaboration on Cardiome's key product. We also eliminated Teva Pharmaceuticals, the world's largest maker of generic drugs, from the portfolio, as the company's earnings growth slowed and moves to restructure its business appeared inadequate.

      In materials, one of the largest detractors from the Fund's performance during the period was a position in Freeport McMoRan Copper and Gold. The stock dipped after the company announced its acquisition of two energy companies; and we, along with many other investors, had concerns about potential conflicts of interest that could arise from cross ownership. We held onto the stock, however, because Freeport's management has in the past been very shareholder friendly and successful, and we felt it best to give them the benefit of the doubt.

      While stock selection in information technology was just a minor drag on relative returns, the Fund's position in Citrix Systems, makers of virtualization software and other products, was the second-largest detractor from benchmark-relative returns during the period. Citrix's stock declined as investors developed concerns about a possible slowdown in the company's enterprise spending. We expect Citrix's earnings growth to continue, however, and have retained the portfolio's position.

Q     What is your outlook?

A Before the economy can rise from its current torpor, we believe that Washington must address the serious budgetary challenges that have carried over from past years. Effective policy actions could provide clearer guidance on taxes and investment for corporations that have been holding back on capital expenditures. Under that scenario, economic growth could expand at a stronger pace than we have been seeing.

6 Pioneer Independence Fund | Annual Report | 12/31/12

      Improving home values have allowed many homeowners to refinance their loans at more favorable rates, thus reducing their monthly payments and ramping up spending power. Banks and construction companies also have been benefiting as new home starts spur lending and create jobs.

      We believe the latter half of 2013 may bring improvement in Europe, especially in the peripheral economies such as Greece. In addition, China's growth rate, after decelerating a bit in 2012, appears to be picking up, a shift that would that would help the global economy and benefit U.S. exporters. Although expectations have been scaled back, corporate earnings and profit margins could move higher in the latter part of 2013 if Washington takes strong action on the country's debt/budgetary issues.

      Note to shareholders: Pioneer's Board of Trustees has approved the reorganization of Pioneer Disciplined Growth Fund into Pioneer Independence Fund. It is expected that the reorganization will be completed in April or May 2013. The combined fund will have the same investment strategies and policies as, and be managed by the management team of, Pioneer Disciplined Growth Fund (led by Paul Cloonan, Pioneer's co-head of equity research, U.S.). It is anticipated that the performance history of the combined fund will be that of Pioneer Disciplined Growth Fund. The combined fund will be named Pioneer Disciplined Growth Fund.

Please refer to the Schedule of Investments on pages 16-21 for a full listing of Fund securities.

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These opinions should not be relied upon for any other purposes.

                          Pioneer Independence Fund | Annual Report | 12/31/12 7

Portfolio Summary | 12/31/12

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                                         92.5%
Depositary Receipts for International Stocks                                5.7%
International Common Stocks                                                 1.2%
Convertible Corporate Bonds                                                 0.6%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of total long-term holdings)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Information Technology                                                     29.6%
Health Care                                                                12.2%
Consumer Staples                                                           12.0%
Industrials                                                                11.9%
Energy                                                                     11.5%
Consumer Discretionary                                                     10.7%
Financials                                                                  7.3%
Materials                                                                   4.8%

10 Largest Holdings*
--------------------------------------------------------------------------------
(As a percentage of long-term holdings)*

 1.   Apple, Inc.                                                          6.44%
--------------------------------------------------------------------------------
 2.   EMC Corp.                                                            3.87
--------------------------------------------------------------------------------
 3.   Precision Castparts Corp.                                            3.15
--------------------------------------------------------------------------------
 4.   CVS Caremark Corp.                                                   3.08
--------------------------------------------------------------------------------
 5.   Broadcom Corp.                                                       2.85
--------------------------------------------------------------------------------
 6.   QUALCOMM, Inc.                                                       2.77
--------------------------------------------------------------------------------
 7.   Mastercard, Inc.                                                     2.69
--------------------------------------------------------------------------------
 8.   Range Resources Corp.                                                2.63
--------------------------------------------------------------------------------
 9.   Fomento Economico Mexicano SAB de CV (A.D.R.)                        2.54
--------------------------------------------------------------------------------
10.   Starbucks Corp.                                                      2.40
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

8 Pioneer Independence Fund | Annual Report | 12/31/12

Prices and Distributions | 12/31/12

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              Class                   12/31/12                     12/31/11
--------------------------------------------------------------------------------
                A                      $12.45                       $10.99
--------------------------------------------------------------------------------
                B                      $11.95                       $10.64
--------------------------------------------------------------------------------
                C                      $11.76                       $10.47
--------------------------------------------------------------------------------
                Y                      $12.63                       $11.10
--------------------------------------------------------------------------------

Distributions per Share: 1/1/12-12/31/12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Net Investment        Short-Term       Long-Term
         Class             Income           Capital Gains    Capital Gains
--------------------------------------------------------------------------------
          A                $   --              $   --           $    --
--------------------------------------------------------------------------------
          B                $   --              $   --           $    --
--------------------------------------------------------------------------------
          C                $   --              $   --           $    --
--------------------------------------------------------------------------------
          Y                $   --              $   --           $    --
--------------------------------------------------------------------------------

Index Definition
--------------------------------------------------------------------------------
The Russell 1000 Growth Index measures the performance of large-cap U.S. growth stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 10-13.

                          Pioneer Independence Fund | Annual Report | 12/31/12 9

Performance Update | 12/31/12                                    Class A* Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Independence Fund at public offering price, compared to that of the Russell 1000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                             Net Asset          Public Offering
Period                                       Value (NAV)        Price (POP)
--------------------------------------------------------------------------------
10 Years                                       6.10%             5.48%
5 Years                                       -1.48             -2.64
1 Year                                        13.29              6.77
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                                             Gross              Net
--------------------------------------------------------------------------------
                                             1.27%              1.25%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                    Pioneer Independence Fund     Russell 1000 Growth Index
12/31/2002          $        9,425                $       10,000
12/31/2003          $       12,236                $       12,975
12/31/2004          $       13,401                $       13,792
12/31/2005          $       14,686                $       14,518
12/31/2006          $       16,296                $       15,836
12/31/2007          $       18,363                $       17,706
12/31/2008          $        9,396                $       10,900
12/31/2009          $       13,442                $       14,956
12/31/2010          $       15,373                $       17,456
12/31/2011          $       15,044                $       17,917
12/31/2012          $       17,043                $       20,651

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through May 1, 2014, for Class A shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

* Formerly designated Class P shares, which were redesignated as Class A shares on June 26, 2007.

10 Pioneer Independence Fund | Annual Report | 12/31/12

Performance Update | 12/31/12                                     Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Independence Fund, compared to that of the Russell 1000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                             If                 If
Period                                       Held               Redeemed
--------------------------------------------------------------------------------
Life-of-Class
(12/7/2007)                                  -2.44%             -2.44%
5 Years                                      -2.37              -2.37
1 Year                                       12.31               8.31
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                                             Gross              Net
--------------------------------------------------------------------------------
                                             2.50%              2.15%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                               Russell 1000 Growth Index
                    Pioneer Independence Fund  Index comparison begins 12/31/07.
12/31/2007          $       10,000             $            10,000
12/31/2008          $        5,071             $             6,156
12/31/2009          $        7,186             $             8,447
12/31/2010          $        8,137             $             9,859
12/31/2011          $        7,899             $            10,119
12/31/2012          $        8,872             $            11,663

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" returns reflect the deduction of applicable contingent deferred sales charge
(CDSC). The maximum CDSC for Class B shares is 4% and declines over five years. For more complete information, please see the prospectus.

All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through May 1, 2014, for Class B shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                         Pioneer Independence Fund | Annual Report | 12/31/12 11

Performance Update | 12/31/12                                     Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Independence Fund, compared to that of the Russell 1000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                             If                 If
Period                                       Held               Redeemed
--------------------------------------------------------------------------------
Life-of-Class
(3/10/2006)                                   0.74%              0.74%
5 Years                                      -2.37              -2.37
1 Year                                       12.32              12.32
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                                             Gross              Net
--------------------------------------------------------------------------------
                                             2.20%              2.15%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                                               Russell 1000 Growth Index
                    Pioneer Independence Fund  Index comparison begins 3/31/06.
3/31/2006           $       10,000              $      10,000
12/31/2006          $       10,524              $      10,233
12/31/2007          $       11,771              $      11,442
12/31/2008          $        5,974              $       7,044
12/31/2009          $        8,460              $       9,665
12/31/2010          $        9,578              $      11,280
12/31/2011          $        9,294              $      11,578
12/31/2012          $       10,439              $      13,344

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through May 1, 2014, for Class C shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Independence Fund | Annual Report | 12/31/12

Performance Update | 12/31/12                                     Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Pioneer Independence Fund, compared to that of the Russell 1000 Growth Index.

Average Annual Total Returns
(As of December 31, 2012)
-----------------------------------------------------------------------------
                                             If                 If
Period                                       Held               Redeemed
-----------------------------------------------------------------------------
10 Years                                      6.39%              6.39%
5 Years                                      -1.07              -1.07
1 Year                                       13.78              13.78
-----------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated May 1, 2012)
--------------------------------------------------------------------------------
                                             Gross
--------------------------------------------------------------------------------
                                             0.86%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                    Pioneer Independence Fund    Russell 1000 Growth Index
12/31/2002          $    5,000,000               $        5,000,000
12/31/2003          $    6,489,486               $        6,487,454
12/31/2004          $    7,107,784               $        6,896,164
12/31/2005          $    7,789,159               $        7,259,119
12/31/2006          $    8,662,578               $        7,917,792
12/31/2007          $    9,801,953               $        8,853,116
12/31/2008          $    5,044,373               $        5,450,230
12/31/2009          $    7,237,480               $        7,478,195
12/31/2010          $    8,311,334               $        8,727,843
12/31/2011          $    8,164,231               $        8,958,433
12/31/2012          $    9,289,571               $       10,325,292

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance shown for periods prior to the inception of Class Y shares on March 10, 2006, reflects the NAV performance of the Fund's Class A shares. The performance shown does not reflect differences in expenses, including the 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance for the Class Y shares prior to their inception on March 10, 2006, would have been higher than that shown. Class Y shares are not subject to sales charges and are available for limited groups of investors, including institutional investors.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers, Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                         Pioneer Independence Fund | Annual Report | 12/31/12 13

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)   transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses.You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)   Divide your account value by $1,000
      Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Independence Fund

Based on actual returns from July 1, 2012, through December 31, 2012.

--------------------------------------------------------------------------------
Share Class                      A             B             C            Y
--------------------------------------------------------------------------------
Beginning Account             $1,000.00     $1,000.00     $1,000.00    $1,000.00
Value on 7/1/12
--------------------------------------------------------------------------------
Ending Account Value          $1,034.99     $1,031.13     $1,030.65    $1,037.76
(after expenses)
on 12/31/12
--------------------------------------------------------------------------------
Expenses Paid                 $    6.39     $   10.98     $   10.97    $    4.56
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.15%, 2.15% and 0.89% for Class A, Class B, Class C and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

14 Pioneer Independence Fund | Annual Report | 12/31/12

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Independence Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from July 1, 2012, through December 31, 2012.

--------------------------------------------------------------------------------
Share Class                       A             B             C            Y
--------------------------------------------------------------------------------
Beginning Account             $1,000.00     $1,000.00     $1,000.00    $1,000.00
Value on 7/1/12
--------------------------------------------------------------------------------
Ending Account Value          $1,018.85     $1,014.33     $1,014.33    $1,020.66
(after expenses)
on 12/31/12
--------------------------------------------------------------------------------
Expenses Paid                 $    6.34     $   10.89     $   10.89    $    4.52
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.15%, 2.15% and 0.89% for Class A, Class B, Class C and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

                         Pioneer Independence Fund | Annual Report | 12/31/12 15

Schedule of Investments | 12/31/12

-----------------------------------------------------------------------------------------------
                       S&P/Moody's
Principal              Ratings
Amount ($)             (unaudited)                                                 Value
-----------------------------------------------------------------------------------------------
                                    CONVERTIBLE CORPORATE BOND -- 0.4%
                                    TRANSPORTATION -- 0.4%
                                    Marine -- 0.4%
4,300,000              NR/NR        DryShips, Inc., 5.0%, 12/1/14                  $  3,397,000
-----------------------------------------------------------------------------------------------
                                    TOTAL CONVERTIBLE CORPORATE BOND
                                    (Cost $4,172,457)                              $  3,397,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Shares
-----------------------------------------------------------------------------------------------
                                    COMMON STOCKS -- 99.8%
                                    ENERGY -- 11.5%
                                    Oil & Gas Drilling -- 1.3%
     173,919                        Ensco Plc                                      $ 10,309,918
-----------------------------------------------------------------------------------------------
                                    Oil & Gas Equipment & Services -- 1.4%
     173,460                        National Oilwell Varco, Inc.                   $ 11,855,991
-----------------------------------------------------------------------------------------------
                                    Oil & Gas Exploration & Production -- 8.8%
     257,900                        Anadarko Petroleum Corp.                       $ 19,164,549
     304,900                        Cabot Oil & Gas Corp.                            15,165,726
     340,200                        Range Resources Corp.                            21,374,766
     475,200                        Southwestern Energy Co.*                         15,876,432
                                                                                   ------------
                                                                                   $ 71,581,473
                                                                                   ------------
                                    Total Energy                                   $ 93,747,382
-----------------------------------------------------------------------------------------------
                                    MATERIALS -- 4.5%
                                    Fertilizers & Agricultural Chemicals -- 1.3%
     180,500                        The Mosaic Co.                                 $ 10,221,715
-----------------------------------------------------------------------------------------------
                                    Industrial Gases -- 1.1%
      82,800                        Praxair, Inc.                                  $  9,062,460
-----------------------------------------------------------------------------------------------
                                    Diversified Metals & Mining -- 2.1%
     512,200                        Freeport-McMoRan Copper & Gold, Inc.           $ 17,517,240
                                                                                   ------------
                                    Total Materials                                $ 36,801,415
-----------------------------------------------------------------------------------------------
                                    CAPITAL GOODS -- 10.5%
                                    Aerospace & Defense -- 5.5%
     135,300                        Precision Castparts Corp.                      $ 25,628,526
     230,940                        United Technologies Corp.                        18,939,389
                                                                                   ------------
                                                                                   $ 44,567,915
-----------------------------------------------------------------------------------------------
                                    Construction & Engineering -- 1.6%
     445,500                        KBR, Inc.                                      $ 13,329,360
-----------------------------------------------------------------------------------------------
                                    Construction & Farm Machinery &
                                    Heavy Trucks -- 2.6%
      63,500                        Cummins, Inc.                                  $  6,880,225
     898,500                        The Manitowoc Co., Inc.                          14,088,480
                                                                                   ------------
                                                                                   $ 20,968,705
-----------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

16 Pioneer Independence Fund | Annual Report | 12/31/12

-----------------------------------------------------------------------------------------------
Shares                                                                             Value
-----------------------------------------------------------------------------------------------
                                    Industrial Machinery -- 0.8%
      96,000                        SPX Corp.                                      $  6,734,400
                                                                                   ------------
                                    Total Capital Goods                            $ 85,600,380
-----------------------------------------------------------------------------------------------
                                    TRANSPORTATION -- 1.0%
                                    Air Freight & Logistics -- 1.0%
      86,400                        FedEx Corp.                                    $  7,924,608
                                                                                   ------------
                                    Total Transportation                           $  7,924,608
-----------------------------------------------------------------------------------------------
                                    AUTOMOBILES & COMPONENTS -- 1.4%
                                    Auto Parts & Equipment -- 1.4%
     366,500                        Johnson Controls, Inc.                         $ 11,251,550
                                                                                   ------------
                                    Total Automobiles & Components                 $ 11,251,550
-----------------------------------------------------------------------------------------------
                                    CONSUMER SERVICES -- 5.4%
                                    Casinos & Gaming -- 2.1%
     370,890                        Las Vegas Sands Corp.                          $ 17,120,282
-----------------------------------------------------------------------------------------------
                                    Hotels, Resorts & Cruise Lines -- 0.9%
     129,200                        Starwood Hotels & Resorts Worldwide, Inc.      $  7,410,912
-----------------------------------------------------------------------------------------------
                                    Restaurants -- 2.4%
     363,200                        Starbucks Corp.                                $ 19,474,784
                                                                                   ------------
                                    Total Consumer Services                        $ 44,005,978
-----------------------------------------------------------------------------------------------
                                    MEDIA -- 2.1%
                                    Cable & Satellite -- 2.1%
     448,000                        Comcast Corp.                                  $ 16,746,240
                                                                                   ------------
                                    Total Media                                    $ 16,746,240
-----------------------------------------------------------------------------------------------
                                    RETAILING -- 1.9%
                                    Internet Retail -- 1.9%
      60,900                        Amazon.com, Inc.*                              $ 15,294,426
                                                                                   ------------
                                    Total Retailing                                $ 15,294,426
-----------------------------------------------------------------------------------------------
                                    FOOD & STAPLES RETAILING -- 4.5%
                                    Drug Retail -- 3.1%
     518,420                        CVS Caremark Corp.                             $ 25,065,607
-----------------------------------------------------------------------------------------------
                                    Hypermarkets & Super Centers -- 1.4%
     170,800                        Wal-Mart Stores, Inc.                          $ 11,653,684
                                                                                   ------------
                                    Total Food & Staples Retailing                 $ 36,719,291
-----------------------------------------------------------------------------------------------
                                    FOOD, BEVERAGE & TOBACCO -- 5.3%
                                    Soft Drinks -- 2.5%
     205,000                        Fomento Economico Mexicano SAB
                                    de CV (A.D.R.)                                 $ 20,643,500
-----------------------------------------------------------------------------------------------

The  accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 17

-----------------------------------------------------------------------------------------------
Shares                                                                             Value
-----------------------------------------------------------------------------------------------
                                    Packaged Foods & Meats -- 1.1%
     134,700                        Nestle SA (A.D.R.)                             $  8,778,399
-----------------------------------------------------------------------------------------------
                                    Tobacco -- 1.7%
     430,000                        Altria Group, Inc.                             $ 13,510,600
                                                                                   ------------
                                    Total Food, Beverage & Tobacco                 $ 42,932,499
-----------------------------------------------------------------------------------------------
                                    HOUSEHOLD & PERSONAL PRODUCTS -- 2.3%
                                    Household Products -- 2.3%
     176,600                        Colgate-Palmolive Co.                          $ 18,461,764
                                                                                   ------------
                                    Total Household & Personal Products            $ 18,461,764
-----------------------------------------------------------------------------------------------
                                    HEALTH CARE EQUIPMENT & SERVICES -- 1.1%
                                    Health Care Equipment -- 1.1%
     408,442                        Insulet Corp.*                                 $  8,667,139
                                                                                   ------------
                                    Total Health Care Equipment & Services         $  8,667,139
-----------------------------------------------------------------------------------------------
                                    PHARMACEUTICALS, BIOTECHNOLOGY &
                                    LIFE SCIENCES -- 11.2%
                                    Biotechnology -- 7.7%
     190,200                        Alexion Pharmaceuticals, Inc.*                 $ 17,842,662
   1,140,000                        Amarin Corp., Plc (A.D.R.)*                       9,222,600
     214,100                        Celgene Corp.*                                   16,853,952
     431,000                        Vertex Pharmaceuticals, Inc.*                    18,076,140
                                                                                   ------------
                                                                                   $ 61,995,354
-----------------------------------------------------------------------------------------------
                                    Pharmaceuticals -- 3.5%
     157,900                        Allergan, Inc.                                 $ 14,484,167
     145,000                        Salix Pharmaceuticals, Ltd.*                      5,869,600
      88,500                        Shire Plc (A.D.R.)                                8,157,930
                                                                                   ------------
                                                                                   $ 28,511,697
                                                                                   ------------
                                    Total Pharmaceuticals, Biotechnology
                                    & Life Sciences                                $ 90,507,051
-----------------------------------------------------------------------------------------------
                                    DIVERSIFIED FINANCIALS -- 7.4%
                                    Other Diversified Financial Services -- 2.9%
     379,570                        Citigroup, Inc.                                $ 15,015,789
     190,500                        JPMorgan Chase & Co.                              8,376,285
                                                                                   ------------
                                                                                   $ 23,392,074
-----------------------------------------------------------------------------------------------
                                    Consumer Finance -- 2.7%
      66,979                        American Express Co.                           $  3,849,953
     316,281                        Capital One Financial Corp.                      18,322,158
                                                                                   ------------
                                                                                   $ 22,172,111
-----------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18 Pioneer Independence Fund | Annual Report | 12/31/12

------------------------------------------------------------------------------------------------
Shares                                                                             Value
------------------------------------------------------------------------------------------------
                                    Asset Management & Custody Banks -- 0.4%
     115,055                        The Carlyle Group LP                           $   2,994,882
------------------------------------------------------------------------------------------------
                                    Investment Banking & Brokerage -- 1.4%
      87,700                        The Goldman Sachs Group, Inc.                  $  11,187,012
                                                                                   -------------
                                    Total Diversified Financials                   $  59,746,079
------------------------------------------------------------------------------------------------
                                    SOFTWARE & SERVICES -- 8.0%
                                    Internet Software & Services -- 1.3%
      15,000                        Google, Inc.*                                  $  10,640,550
------------------------------------------------------------------------------------------------
                                    Data Processing & Outsourced Services -- 2.7%
      44,440                        Mastercard, Inc.                               $  21,832,483
------------------------------------------------------------------------------------------------
                                    Application Software -- 2.4%
     223,400                        Citrix Systems, Inc.*                          $  14,688,550
     205,200                        TIBCO Software, Inc.*                              4,516,452
                                                                                   -------------
                                                                                   $  19,205,002
------------------------------------------------------------------------------------------------
                                    Systems Software -- 1.6%
     392,650                        Oracle Corp.                                   $  13,083,098
                                                                                   -------------
                                    Total Software & Services                      $  64,761,133
------------------------------------------------------------------------------------------------
                                    TECHNOLOGY HARDWARE & EQUIPMENT -- 17.3%
                                    Communications Equipment -- 4.7%
     810,400                        Cisco Systems, Inc.                            $  15,924,360
     362,600                        Qualcomm, Inc.                                    22,488,452
                                                                                   -------------
                                                                                   $  38,412,812
------------------------------------------------------------------------------------------------
                                    Computer Hardware -- 6.5%
      98,120                        Apple, Inc.                                    $  52,300,905
------------------------------------------------------------------------------------------------
                                    Computer Storage & Peripherals -- 6.1%
   1,243,100                        EMC Corp.*                                     $  31,450,430
     386,000                        NetApp, Inc.*                                     12,950,300
     115,000                        SanDisk Corp.*                                     5,009,400
                                                                                   -------------
                                                                                   $  49,410,130
                                                                                   -------------
                                    Total Technology Hardware & Equipment          $ 140,123,847
------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 19

-------------------------------------------------------------------------------------------------
Shares                                                                             Value
-------------------------------------------------------------------------------------------------
                                    SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT -- 4.4%
                                    Semiconductors -- 4.4%
     696,900                        Broadcom Corp.                                 $  23,144,049
      83,700                        Maxim Integrated Products, Inc.                    2,460,780
     336,700                        Texas Instruments, Inc.                           10,417,498
                                                                                   -------------
                                                                                   $  36,022,327
                                                                                   -------------
                                    Total Semiconductors & Semiconductor
                                    Equipment                                      $  36,022,327
-------------------------------------------------------------------------------------------------
                                    TOTAL COMMON STOCKS
                                    (Cost $634,776,430)                            $ 809,313,109
-------------------------------------------------------------------------------------------------
                                    TOTAL INVESTMENT IN SECURITIES -- 100.2%
                                    (Cost $638,948,887) (a)                        $ 812,710,109
-------------------------------------------------------------------------------------------------
                                    OTHER ASSETS & LIABILITIES -- (0.2)%           $  (1,674,893)
=================================================================================================
                                    TOTAL NET ASSETS -- 100.0%                     $ 811,035,216
=================================================================================================

*             Non-income producing security.

NR            Not rated by either S&P or Moody's.

(A.D.R.)      American Depositary Receipts.

(a) At December 31, 2012, the net unrealized gain on investments based on cost for federal income tax purposes of $644,806,944 was as follows:

               Aggregate gross unrealized gain for all investments in which
                there is an excess of value over tax cost                          $ 191,477,963

               Aggregate gross unrealized loss for all investments in which
                there is an excess of tax cost over value                            (23,574,798)
                                                                                   -------------
               Net unrealized gain                                                 $ 167,903,165
                                                                                   =============

Purchases and sales of securities (excluding temporary cash investments) for the year ended December 31, 2012 aggregated $304,278,497 and $337,110,258, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

    Level 1 - quoted prices in active markets for identical securities.

    Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) See Notes to Financial Statements -- Note 1A.

    Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments) See Notes to Financial Statements -- Note 1A.

The accompanying notes are an integral part of these financial statements.

20 Pioneer Independence Fund | Annual Report | 12/31/12

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services) are categorized as Level 3. See Notes to Financial Statements -- Note 1A.

The following is a summary of the inputs used as of December 31, 2012, in valuing the Fund's investments:

---------------------------------------------------------------------------------------------------
                                         Level 1               Level 2         Level 3  Total
---------------------------------------------------------------------------------------------------
Convertible Corporate Bond               $             --      $3,397,000      $--      $  3,397,000
Common Stocks                                 809,313,109              --       --       809,313,109
----------------------------------------------------------------------------------------------------
Total                                    $    809,313,109      $3,397,000      $--      $812,710,109
====================================================================================================

During the year ended December 31, 2012, there were no transfers between Levels 1, 2 and 3.

The accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 21

Statement of Assets and Liabilities | 12/31/12

ASSETS:
   Investment in securities (cost $638,948,887)                  $ 812,710,109
   Receivables --
     Fund shares sold                                                   65,488
     Dividends                                                         262,000
     Interest                                                           18,310
  Prepaid expenses                                                      57,204
-------------------------------------------------------------------------------
        Total assets                                             $ 813,113,111
-------------------------------------------------------------------------------
LIABILITIES:
   Payables --
     Investment securities purchased                             $     119,922
     Fund shares repurchased                                         1,213,920
   Due to Pioneer Investment Management, Inc.                          117,238
   Due to custodian                                                    261,225
   Due to affiliates                                                   296,150
   Accrued expenses                                                     69,440
-------------------------------------------------------------------------------
        Total liabilities                                        $   2,077,895
-------------------------------------------------------------------------------
NET ASSETS:
   Paid-in capital                                               $ 861,171,914
   Undistributed net investment income                                  31,065
   Accumulated net realized loss on investments                   (223,928,985)
   Net unrealized gain on investments                              173,761,222
-------------------------------------------------------------------------------
        Total net assets                                         $ 811,035,216
-------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $781,623,490/62,761,611 shares)             $       12.45
   Class B (based on $9,590,500/802,878 shares)                  $       11.95
   Class C (based on $14,547,972/1,236,988 shares)               $       11.76
   Class Y (based on $5,273,254/417,656 shares)                  $       12.63
MAXIMUM OFFERING PRICE:
   Class A ($12.45 (divided by) 94.25%)                          $       13.21
-------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22 Pioneer Independence Fund | Annual Report | 12/31/12

Statement of Operations

For the Year Ended 12/31/12

INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $166,709)               $10,205,588
  Interest                                                                274,029
-------------------------------------------------------------------------------------------------
         Total investment income                                                    $ 10,479,617
=================================================================================================
EXPENSES:
  Management fees                                                     $ 5,336,651
  Transfer agent fees and expenses
     Class A                                                            1,795,681
     Class B                                                               85,561
     Class C                                                               41,361
     Class Y                                                                  908
  Distribution fees
     Class A                                                            1,975,206
     Class B                                                              115,512
     Class C                                                              155,106
  Shareholder communication expense                                       456,168
  Administrative reimbursements                                           235,079
  Custodian fees                                                           18,043
  Registration fees                                                        80,779
  Professional fees                                                        78,709
  Printing expense                                                         95,387
  Fees and expenses of nonaffiliated trustees                              31,027
  Miscellaneous                                                            41,560
-------------------------------------------------------------------------------------------------
     Total expenses                                                                 $ 10,542,738
     Less fees waived and expenses reimbursed by Pioneer
         Investment Management, Inc.                                                     (55,191)
-------------------------------------------------------------------------------------------------
     Net expenses                                                                   $ 10,487,547
-------------------------------------------------------------------------------------------------
            Net investment loss                                                     $     (7,930)
-------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CLASS ACTIONS:
  Net realized gain on:
     Investments                                                      $23,865,034
     Class actions                                                         86,745   $ 23,951,779
-------------------------------------------------------------------------------------------------
  Change in net unrealized gain on investments                                      $ 76,915,244
-------------------------------------------------------------------------------------------------
  Net gain on investments                                                           $100,867,023
-------------------------------------------------------------------------------------------------
  Net increase in net assets resulting from operations                              $100,859,093
=================================================================================================

The accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 23

Statements of Changes in Net Assets

--------------------------------------------------------------------------------------------------
                                                                  Year Ended           Year Ended
                                                                   12/31/12             12/31/11
--------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment loss                                            $      (7,930)      $   (2,730,015)
Net realized gain on investments                                  23,951,779           69,436,534
Change in net unrealized gain (loss) on investments               76,915,244          (81,879,783)
--------------------------------------------------------------------------------------------------
      Net increase (decrease) in net assets resulting
          from operations                                      $ 100,859,093       $  (15,173,264)
--------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale or exchange of shares                   $  67,365,231       $   72,384,873
Cost of shares repurchased                                      (122,104,984)        (129,621,438)
--------------------------------------------------------------------------------------------------
      Net decrease in net assets resulting from Fund
         share transactions                                    $ (54,739,753)      $  (57,236,565)
--------------------------------------------------------------------------------------------------
      Net increase (decrease) in net assets                    $  46,119,340       $  (72,409,829)
NET ASSETS:
Beginning of year                                                764,915,876          837,325,705
--------------------------------------------------------------------------------------------------
End of year                                                    $ 811,035,216       $  764,915,876
==================================================================================================
Undistributed net investment income                            $      31,065       $           --
==================================================================================================

The accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 24

------------------------------------------------------------------------------------------------
                                    '12 Shares      '12 Amount      '11 Shares      '11 Amount
------------------------------------------------------------------------------------------------
Class A
Shares sold                          5,163,244    $  63,297,003      5,976,453    $  68,501,746
Less shares repurchased             (9,122,551)    (111,471,811)    (9,723,188)    (111,858,105)
------------------------------------------------------------------------------------------------
      Net decrease                  (3,959,307)   $ (48,174,808)    (3,746,735)   $ (43,356,359)
================================================================================================
Class B
Shares sold or exchanged                48,605    $     570,246         49,794    $     551,353
Less shares repurchased               (451,659)      (5,429,525)      (662,863)      (7,414,706)
------------------------------------------------------------------------------------------------
      Net decrease                    (403,054)   $  (4,859,279)      (613,069)   $  (6,863,353)
================================================================================================
Class C
Shares sold                             88,806    $   1,035,724        179,102    $   1,984,976
Less shares repurchased               (306,453)      (3,716,294)      (456,975)      (5,054,405)
------------------------------------------------------------------------------------------------
      Net decrease                    (217,647)   $  (2,680,570)      (277,873)   $  (3,069,429)
================================================================================================
Class Y
Shares sold                            196,407    $   2,462,258        115,634    $   1,346,798
Less shares repurchased               (119,600)      (1,487,354)      (451,077)      (5,294,222)
------------------------------------------------------------------------------------------------
      Net increase (decrease)           76,807    $     974,904       (335,443)   $  (3,947,424)
================================================================================================

The accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 25

Financial Highlights

------------------------------------------------------------------------------------------------------------------------
                                                             Year          Year        Year        Year        Year
                                                             Ended         Ended       Ended       Ended       Ended
                                                             12/31/12      12/31/11    12/31/10    12/31/09    12/31/08
------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                         $  10.99      $  11.23    $   9.82    $   6.87    $  13.48
------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $     --(a)(b)$  (0.04)   $  (0.03)   $   0.01(a) $   0.03
   Net realized and unrealized gain (loss) on investments
      and foreign currency transactions                          1.46         (0.20)       1.44        2.95       (6.61)
------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $   1.46      $  (0.24)   $   1.41    $   2.96    $  (6.58)
------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                           --            --          --       (0.01)      (0.03)
------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $   1.46      $  (0.24)   $   1.41    $   2.95    $  (6.61)
------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $  12.45      $  10.99    $  11.23    $   9.82    $   6.87
========================================================================================================================
Total return*                                                   13.29%(c)     (2.14)%     14.36%      43.06%     (48.83)%
Ratio of net expenses to average net assets+                     1.25%         1.25%       1.25%       1.25%       1.26%
Ratio of net investment income (loss) to average net assets+     0.03%        (0.30)%     (0.31)%      0.04%       0.33%
Portfolio turnover rate                                            38%           71%         69%        111%        154%
Net assets, end of period (in thousands)                     $781,623      $733,077    $791,042    $718,156    $495,187
Ratios with no waiver of fees and assumption of expenses by
   the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                1.25%         1.27%       1.35%       1.39%       1.55%
   Net investment income (loss)                                  0.03%        (0.32)%     (0.41)%     (0.11)%      0.04%
Ratios with waiver of fees and assumption of expenses by
   the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  1.25%         1.25%       1.25%       1.25%       1.25%
   Net investment income (loss)                                  0.03%        (0.30)%     (0.31)%      0.04%       0.34%
========================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

+     Ratio with no reduction for fees paid indirectly.

(a) The amount of Net investment income shown for Class A shares outstanding does not correspond with the net investment loss on the Statement of Operations for the period due to the timing of sales and repurchases of shares.

(b)   Amount rounds to less than $0.01 per share.

(c) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 13.27%.

      The accompanying notes are an integral part of these financial statements.

26 Pioneer Independence Fund | Annual Report | 12/31/12

-------------------------------------------------------------------------------------------------------------------
                                                              Year       Year       Year       Year       Year
                                                              Ended      Ended      Ended      Ended      Ended
                                                              12/31/12   12/31/11   12/31/10   12/31/09   12/31/08
-------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                          $ 10.64    $ 10.96    $  9.68    $  6.83    $ 13.47
-------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment loss                                        $ (0.13)   $ (0.16)   $ (0.14)   $ (0.07)   $ (0.06)
   Net realized and unrealized gain (loss) on investments        1.44      (0.16)      1.42       2.92      (6.58)
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $  1.31    $ (0.32)   $  1.28    $  2.85    $ (6.64)
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $  1.31    $ (0.32)   $  1.28    $  2.85    $ (6.64)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $ 11.95    $ 10.64    $ 10.96    $  9.68    $  6.83
===================================================================================================================
Total return*                                                   12.31%     (2.92)%    13.22%     41.73%    (49.29)%
Ratio of net expenses to average net assets+                     2.15%      2.15%      2.15%      2.15%      2.17%
Ratio of net investment income (loss) to average net assets+    (0.90)%    (1.20)%    (1.22)%    (0.86)%    (0.58)%
Portfolio turnover rate                                            38%        71%        69%       111%       154%
Net assets, end of period (in thousands)                      $ 9,591    $12,825    $19,943    $24,839    $21,558
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                2.59%      2.50%      2.63%      2.81%      2.71%
   Net investment loss                                          (1.34)%    (1.55)%    (1.70)%    (1.52)%    (1.12)%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  2.15%      2.15%      2.15%      2.15%      2.15%
   Net investment loss                                          (0.90)%    (1.20)%    (1.22)%    (0.86)%    (0.56)%
===================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

+     Ratio with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 27

---------------------------------------------------------------------------------------------------------------------
                                                              Year         Year       Year       Year       Year
                                                              Ended        Ended      Ended      Ended      Ended
                                                              12/31/12     12/31/11   12/31/10   12/31/09   12/31/08
---------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                          $ 10.47      $ 10.79    $  9.53    $  6.73    $ 13.26
---------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment loss                                        $ (0.11)     $ (0.14)   $ (0.13)   $ (0.07)   $ (0.07)
   Net realized and unrealized gain (loss) on investments        1.40        (0.18)      1.39       2.87      (6.46)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $  1.29      $ (0.32)   $  1.26    $  2.80    $ (6.53)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $  1.29      $ (0.32)   $  1.26    $  2.80    $ (6.53)
---------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $ 11.76      $ 10.47    $ 10.79    $  9.53    $  6.73
=====================================================================================================================
Total return*                                                   12.32%(a)    (2.97)%    13.22%     41.60%    (49.25)%
Ratio of net expenses to average net assets+                     2.15%        2.15%      2.15%      2.15%      2.16%
Ratio of net investment income (loss) to average net assets+    (0.88)%      (1.20)%    (1.21)%    (0.86)%    (0.57)%
Portfolio turnover rate                                            38%          71%        69%       111%       154%
Net assets, end of period (in thousands)                      $14,548      $15,230    $18,700    $20,926    $18,479
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                2.18%        2.20%      2.27%      2.48%      2.25%
   Net investment loss                                          (0.91)%      (1.25)%    (1.34)%    (1.19)%    (0.66)%
Ratios with waiver of fees and assumption of expenses by
   the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  2.15%        2.15%      2.15%      2.15%      2.15%
   Net investment loss                                          (0.88)%      (1.20)%    (1.21)%    (0.86)%    (0.56)%
=====================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

+     Ratio with no reduction for fees paid indirectly.

(a) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 12.31%.

The accompanying notes are an integral part of these financial statements.

28 Pioneer Independence Fund | Annual Report | 12/31/12

------------------------------------------------------------------------------------------------------------------
                                                              Year        Year       Year     Year       Year
                                                              Ended       Ended      Ended    Ended      Ended
                                                              12/31/12    12/31/11   12/31/10 12/31/09   12/31/08
------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                          $11.10      $ 11.30    $ 9.84   $ 6.87     $ 13.47
------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
   Net investment income                                      $ 0.04(a)   $  0.01    $ 0.02   $ 0.11(a)  $  0.14
   Net realized and unrealized gain (loss) on investments       1.49        (0.21)     1.44     2.88       (6.68)
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $ 1.53      $ (0.20)   $ 1.46   $ 2.99     $ (6.54)
------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                          --           --        --    (0.02)      (0.06)
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $ 1.53      $ (0.20)   $ 1.46   $ 2.97     $ (6.60)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $12.63      $ 11.10    $11.30   $ 9.84     $  6.87
==================================================================================================================
Total return*                                                  13.78%(b)    (1.77)%   14.84%   43.48%     (48.54)%
Ratio of net expenses to average net assets+                    0.89%        0.86%     0.82%    0.91%       0.85%
Ratio of net investment income to average net assets+           0.45%        0.09%     0.12%    0.41%       0.74%
Portfolio turnover rate                                           38%          71%       69%     111%        154%
Net assets, end of period (in thousands)                      $5,273      $ 3,784    $7,640   $9,274     $34,822
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                               0.89%        0.86%     0.82%    0.91%       0.85%
   Net investment income                                        0.45%        0.09%     0.12%    0.41%       0.74%
Ratios with waiver of fees and assumption of expenses by
   the Adviser and reduction for fees paid indirectly:
   Net expenses                                                 0.89%        0.86%     0.82%    0.91%       0.85%
   Net investment income                                        0.45%        0.09%     0.12%    0.41%       0.74%
==================================================================================================================

(a) The amount of Net investment income shown for Class Y shares outstanding does not correspond with the net investment loss on the Statement of Operations for the period due to the timing of sales and repurchases of sales.

(b) If the Fund had not recognized gains in settlement of class action lawsuits during the year ended December 31, 2012, the total return would have been 13.77%.

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period.

The accompanying notes are an integral part of these financial statements.

                         Pioneer Independence Fund | Annual Report | 12/31/12 29

Notes to Financial Statements | 12/31/12

1. Organization and Significant Accounting Policies

Pioneer Independence Fund (the Fund) is a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek capital appreciation.

The Fund offers four classes of shares designated as Class A, Class B, Class C, and Class Y shares. Effective as of the close of business on December 31, 2009, Class B shares are no longer offered to new or existing shareholders, except that dividends and/or capital gain distributions may continue to be reinvested in Class B shares, and shareholders may exchange their Class B shares for Class B shares of other Pioneer funds, as permitted by existing exchange privileges. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

30 Pioneer Independence Fund | Annual Report | 12/31/12

A.    Security Valuation

      Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities that have traded on an exchange are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued at the mean between the last bid and asked prices. Short-term fixed income securities with remaining maturities of sixty days or less generally are valued at amortized cost. Money market mutual funds are valued at net asset value.

      Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times.

      Securities for which market prices and/or quotations are not readily available or are considered to be unreliable are valued by or at the direction or with the approval of the Valuation Committee using fair value methods pursuant to procedures adopted by the Board of Trustees. The Valuation Committee is comprised of certain members of the Board of Trustees. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ significantly from exchange prices and such differences could be material. Pioneer Investment Management, Inc. (PIM) is responsible for monitoring developments that may impact fair valued securities and for discussing and assessing fair values on an ongoing basis, and at least quarterly, with the Valuation Committee.

      At December 31, 2012, there were no securities that were valued using fair value methods (other than securities that were valued using prices supplied by independent pricing services). Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities.

      Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

                         Pioneer Independence Fund | Annual Report | 12/31/12 31

      Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.    Federal Income Taxes

      It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal income taxes is required. As of December 31, 2012, the Fund did not have any interest and penalties related to uncertain tax positions, which, if applicable, would be recorded as an income tax expense in the Statement of Operations. Tax years for the prior three fiscal years remain subject to examination by federal and state tax authorities.

      The amount and character of income and capital gain distributions to shareowners are determined in accordance with federal income tax rules, which may differ from U.S. generally accepted accounting principles. Distributions in excess of net investment income or net realized gains are temporary overdistributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences. At December 31, 2012, the Fund reclassified $45,357 to decrease paid-in capital, $38,995 to increase net investment income, and $6,362 to decrease accumulated net realized loss on investments to reflect permanent book/tax differences. These adjustments have no impact on net assets or the results of operations.

      At December 31, 2012, the Fund had a net capital loss carryforward of $218,039,863, of which the following amounts will expire between 2016 and 2017 if not utilized: $98,608,862 in 2016 and $119,431,001 in 2017.

      There were no distributions paid during the years ended December 31, 2012 and December 31, 2011.

      The following shows the components of distributable earnings on a federal income tax basis at December 31, 2012:

-------------------------------------------------------------------------------
                                                                          2012
-------------------------------------------------------------------------------
Distributable earnings:
Capital loss carryforward                                       $ (218,039,863)
Unrealized appreciation                                            167,903,165
-------------------------------------------------------------------------------
      Total                                                     $  (50,136,698)
===============================================================================

     The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales and the tax basis adjustments on partnerships.

32 Pioneer Independence Fund | Annual Report | 12/31/12

C.    Fund Shares

      The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $28,359 in underwriting commissions on the sale of Class A shares during the year ended December 31, 2012.

D.    Class Allocations

      Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day. During the year ended December 31, 2012, the Fund recognized gains of $86,745 in settlement of class action lawsuits from several different companies, as reflected on the Statement of Operations.

      Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B and Class C shares of the Fund, respectively (see Note 4). Class Y shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

      Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class B, Class C and Class Y shares can reflect different transfer agent and distribution expense rates.

E.    Risks

      At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

F.    Repurchase Agreements

      With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or a subcustodian of the Fund. PIM is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

                         Pioneer Independence Fund | Annual Report | 12/31/12 33

G.    Foreign Currency Translation

      The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars using current exchange rates. Net realized gains and losses on foreign currency transactions, if any, represent, among other things, the net realized gains and losses on foreign currency contracts, disposition of foreign currencies and the difference between the amount of income accrued and the U.S. dollars actually received. Further, the effects of changes in foreign currency exchange rates on investments are not segregated in the statement of operations from the effects of changes in market price on those securities but are included with the net realized and unrealized gain or loss on investments.

H.    Option Writing

      The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earning or protect against changes in the value of portfolio securities. The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon the exercise of the option. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current value of the option written. Premiums received from writing options that expire unexercised are treated by the Fund on the expiration date as realized gains from investments. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or, if the premium is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss. The Fund as writer of an option bears the market risk of an unfavorable change in the price of the security underlying the written option. During the year ended December 31, 2012, the Fund had not written any option contracts.

I.    Futures Contracts

      The Fund may enter into futures transactions to hedge against changes in interest rates, securities prices and currency rates or to seek to increase total return. Futures contracts are types of derivatives. All futures contracts entered into by the Fund are traded on a futures exchange. Upon entering into a futures contract, the Fund is required to deposit with a broker an amount of cash or securities equal to the minimum "initial margin" requirements of the associated futures exchange. Subsequent payments for futures contracts

34 Pioneer Independence Fund | Annual Report | 12/31/12

      ("variation margin") are paid or received by the Fund, depending on the daily fluctuation in the value of the contracts, and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund realizes a gain or loss equal to the difference between the opening and closing value of the contract (as well as any fluctuation in foreign currency exchange rates where applicable). The use of futures contracts involves, to varying degrees, elements of market and counterparty risks, which may exceed the amounts recognized by the Fund. Changes in value of the contracts may not directly correlate to the changes in value of the underlying securities. These risks may decrease the effectiveness of the Fund's hedging strategies and potentially result in a loss. There were no open futures contracts at December 31, 2012.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.65% of the Fund's average daily net assets up to $1 billion; and 0.60% of the Fund's average daily net assets over $1 billion. For the year ended December 31, 2012, the effective management fee (excluding waivers and/or assumption of expenses) was equivalent to 0.65% of the Fund's average daily net assets.

PIM has contractually agreed to limit ordinary operating expenses to the extent required to reduce Fund expenses to 1.25%, 2.15% and 2.15% of the average daily net assets attributable to Class A, Class B and Class C shares, respectively. Class Y shares do not have an expense limitation. Fees waived and expenses reimbursed during the year ended December 31, 2012 are reflected on the Statement of Operations. These expense limitations are in effect through May 1, 2014. There can be no assurance that PIM will extend the expense limitation agreement for a class of shares beyond the date referred to above.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements. Included in "Due to Affiliates" reflected on the Statement of Assets and Liabilities is $76,037 in management fees, administrative fees and certain other reimbursements payable to PIM at December 31, 2012.

Effective March 5, 2012 PIM has retained Brown Brothers Harriman & Co. to provide certain sub-administration and accounting services to the Fund.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

                         Pioneer Independence Fund | Annual Report | 12/31/12 35

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended December 31, 2012, such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
Shareholder Communications:
--------------------------------------------------------------------------------
Class A                                                                 $405,959
Class B                                                                   14,774
Class C                                                                   29,948
Class Y                                                                    5,487
--------------------------------------------------------------------------------
    Total                                                               $456,168
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $196,477 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at December 31, 2012.

4. Distribution Plan

The Fund has adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $23,636 in distribution fees payable to PFD at December 31, 2012.

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00% based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00% based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class Y shares. Proceeds from the CDSCs are paid to PFD. For the year ended December 31, 2012, CDSCs in the amount of $8,908 were paid to PFD.

36 Pioneer Independence Fund | Annual Report | 12/31/12

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS which may result in a reduction of the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended December 31, 2012, the Fund's expenses were not reduced under such arrangements.

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), participates in a committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of the amount available under the facility or the limits set for borrowing by the Fund's prospectus and the 1940 Act. The credit facility in effect until January 20, 2012 was in the amount of $165 million. Under such facility, interest on borrowings was payable at the higher of the London Interbank Offered Rate (LIBOR) on the borrowing date plus 1.25% on an annualized basis or the Federal Funds Rate on the borrowing date plus 1.25% on an annualized basis. The credit facility in effect as of February 15, 2012 is in the amount of $215 million. Under such facility, depending on the type of loan, interest on borrowings is payable at LIBOR plus 0.90% on an annualized basis, or the Alternate Base Rate, which is the greater of (a) the facility's administrative agent's daily announced prime rate on the borrowing date, (b) 2% plus the Federal Funds Rate on the borrowing date and (c) 2% plus the overnight Euro dollar rate on the borrowing date. The Funds pay an annual commitment fee to participate in a credit facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the year ended December 31, 2012, the Fund had no borrowings under a credit facility.

                         Pioneer Independence Fund | Annual Report | 12/31/12 37

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareowners of Pioneer Independence Fund:
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Independence Fund (the "Fund"), including the schedule of investments, as of December 31, 2012, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2012, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Independence Fund at December 31, 2012, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                        /s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2013

38 Pioneer Independence Fund | Annual Report | 12/31/12

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the investment adviser to Pioneer Independence Fund (the Fund) pursuant to an investment advisory agreement between PIM and the Fund. In order for PIM to remain the investment adviser of the Fund, the Trustees of the Fund must determine annually whether to renew the investment advisory agreement for the Fund.

The contract review process began in March 2012 as the Trustees of the Fund agreed on, among other things, an overall approach and timeline for the process. In July 2012, the Trustees approved the format of the contract review materials and submitted their formal request to PIM to furnish information necessary to evaluate the terms of the investment advisory agreement. The contract review materials were provided to the Trustees in July 2012 and September 2012. After reviewing and discussing the materials, the Trustees submitted a request for additional information to PIM, and materials were provided in response to this request. Meetings of the Independent Trustees of the Fund were held in July, September, October, and November, 2012 to review and discuss the contract review materials. In addition, the Trustees took into account the information related to the Fund provided to the Trustees at each regularly scheduled meeting.

At a meeting held on November 13, 2012, based on their evaluation of the information provided by PIM and third parties, the Trustees of the Fund, including the Independent Trustees voting separately, unanimously approved the renewal of the investment advisory agreement for another year. In considering the renewal of the investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the agreement.

Nature, Extent and Quality of Services

The Trustees considered the nature, extent and quality of the services that had been provided by PIM to the Fund, taking into account the investment objective and strategy of the Fund. The Trustees reviewed the terms of the investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund, its research process and its process for trade execution. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. The Trustees considered the non-investment resources and personnel of PIM involved in PIM's services to the Fund, including PIM's compliance and legal resources and personnel. The Trustees also considered the substantial attention and high priority given

                         Pioneer Independence Fund | Annual Report | 12/31/12 39
by PIM's senior management to the Pioneer fund complex. In addition, the Trustees considered PIM's plans to increase resources in its investment management function and other enhancements to PIM's advisory capabilities.

The Trustees considered that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including Fund officers) and other resources that are necessary for the Fund's business management and operations. The Trustees also considered that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. The Trustees considered the fees paid to PIM for the provision of administration services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by PIM to the Fund were satisfactory and consistent with the terms of the investment advisory agreement.

Performance of the Fund

The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the fourth quintile of its Morningstar category for the one year period ended June 30, 2012, in the third quintile of its Morningstar category for the three year period ended June 30, 2012, and in the fifth quintile of its Morningstar category for the five year period ended June 30, 2012. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees considered reasons for the underperformance of the Fund relative to its peer group and the steps recently taken by PIM in an effort to improve the performance of the Fund, including changes to the Fund's portfolio management team. The Trustees agreed that they would continue to closely monitor the Fund's performance.

Management Fee and Expenses

The Trustees considered information showing the fees and expenses of the Fund in comparison to the management fees and expense ratios of its peer group of funds as classified by Morningstar and also to the expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Trustees for this purpose using data provided by Strategic Insight Mutual Trust Research and Consulting, LLC (Strategic Insight), an independent third party.

40 Pioneer Independence Fund | Annual Report | 12/31/12

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2012 was in the second quintile relative to the management fees paid by other funds in its Morningstar peer group for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2012 was in the second quintile relative to its Strategic Insight peer group for the comparable period.

The Trustees reviewed gross and net management fees charged by PIM to its institutional and other clients, including publicly offered European funds, U.S. registered investment companies (in a sub-advisory capacity), and unaffiliated foreign and domestic separate accounts. The Trustees also considered PIM's costs in providing services to the Fund and to its other clients and considered the differences in management fees and profit margins for PIM's Fund and non-Fund services. In evaluating the fees associated with PIM's client accounts, the Trustees took into account the respective demands, resources and complexity associated with the Fund and client accounts. The Trustees noted that in some instances the fee rates for those clients were lower than the management fee for the Fund and considered that, under the investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients or services that are broader in scope, including oversight of the Fund's other service providers and activities related to compliance and the extensive regulatory and tax regimes to which the Fund is subject. The Trustees also considered the different entrepreneurial risks associated with PIM's management of the Fund and the other client accounts. The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of the services provided by PIM.

Profitability

The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

                         Pioneer Independence Fund | Annual Report | 12/31/12 41

Economies of Scale

The Trustees considered PIM's views relating to economies of scale in connection with the Pioneer Funds as fund assets grow and the extent to which any such economies of scale are shared with funds and fund shareholders. The Trustees noted the breakpoint in the management fee schedule. The Trustees recognize that economies of scale are difficult to identify and quantify, rarely identifiable on a Fund-by-Fund basis, and that, among other factors that may be relevant, are the following: fee levels, expense subsidization, investment by PIM in research and analytical capabilities and PIM's commitment and resource allocation to the Funds. The Trustees noted that profitability also may be an indicator of the availability of any economies of scale, although profitability may vary for other reasons particularly, for example during the recent difficult periods for financial markets, as the level of services was maintained notwithstanding a significant decline in PIM's fee revenues from the Funds. Accordingly, the Trustees concluded that economies of scale, if any, were being appropriately shared with the Fund.

Other Benefits

The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered the character and amount of fees paid by the Fund, other than under the investment advisory agreement, for services provided by PIM and its affiliates. The Trustees further considered the revenues and profitability of PIM's businesses other than the fund business. The Trustees also considered the benefits to the Fund and to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion

After consideration of the factors described above as well as other factors, the Trustees, including all of the Independent Trustees, concluded that the investment advisory agreement between PIM and the Fund, including the fees payable thereunder, was fair and reasonable and voted to approve the proposed renewal of the investment advisory agreement for the Fund.

42 Pioneer Independence Fund | Annual Report | 12/31/12

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

Trustees and Officers

The Fund's Trustees and Officers are listed on the following pages, together with their principal occupations during at least the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 56 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

The Statement of Additional Information of the Fund includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.

                         Pioneer Independence Fund | Annual Report | 12/31/12 43

Independent Trustees

--------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position    Term of Office and                                                     Other Directorships
Held with the Fund        Length of Service   Principal Occupation                               Held by Trustee
--------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (62)      Trustee since 2006. Chairman and Chief Executive Officer, Quadriserv,  Director, Broadridge Financial
Chairman of the Board     Serves until a      Inc. (technology products for securities lending   Solutions, Inc. (investor
and Trustee               successor trustee   industry) (2008 - present); private investor       communications and securities
                          is elected or       (2004 - 2008); and Senior Executive Vice           processing provider for
                          earlier retirement  President, The Bank of New York (financial and     financial services industry)
                          or removal.         securities services) (1986 - 2004)                 (2009 - present); Director,
                                                                                                 Quadriserv, Inc. (2005 -
                                                                                                 present); and Commissioner, New
                                                                                                 Jersey State Civil Service
                                                                                                 Commission (2011 - present)
--------------------------------------------------------------------------------------------------------------------------------
David R. Bock (69)        Trustee since 2005. Managing Partner, Federal City Capital Advisors    Director of Enterprise
Trustee                   Serves until a      (corporate advisory services company) (1997 -      Community Investment, Inc.
                          successor trustee   2004 and 2008 - present); Interim Chief Executive  (privately-held affordable
                          is elected or       Officer, Oxford Analytica, Inc. (privately held    housing finance company) (1985 -
                          earlier retirement  research and consulting company) (2010);           2010); Director of Oxford
                          or removal.         Executive Vice President and Chief Financial       Analytica, Inc. (2008 -
                                              Officer, I-trax, Inc. (publicly traded health care present); Director of The Swiss
                                              services company) (2004 - 2007); and Executive     Helvetia Fund, Inc. (closed-end
                                              Vice President and Chief Financial Officer,        fund) (2010 - present); and
                                              Pedestal Inc. (internet-based mortgage trading     Director of New York Mortgage
                                              company) (2000 - 2002)                             Trust (publicly traded mortgage
                                                                                                 REIT) (2004 - 2009, 2012 -
                                                                                                 present)
--------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (68) Trustee since 2008. William Joseph Maier Professor of Political        Trustee, Mellon Institutional
Trustee                   Serves until a      Economy, Harvard University (1972 - present)       Funds Investment Trust and
                          successor trustee                                                      Mellon Institutional Funds
                          is elected or                                                          Master Portfolio (oversaw 17
                          earlier retirement                                                     portfolios in fund complex)
                          or removal.                                                            (1989-2008)
--------------------------------------------------------------------------------------------------------------------------------

44 Pioneer Independence Fund | Annual Report | 12/31/12

--------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position    Term of Office and                                                    Other Directorships
Held with the Fund        Length of Service   Principal Occupation                              Held by Trustee
--------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (65) Trustee since 1997. Founding Director, Vice President and Corporate   None
Trustee                   Serves until a      Secretary, The Winthrop Group, Inc. (consulting
                          successor trustee   firm) (1982-present); Desautels Faculty of
                          is elected or       Management, McGill University (1999 - present);
                          earlier retirement  and Manager of Research Operations and
                          or removal.         Organizational Learning, Xerox PARC, Xerox's
                                              advance research center (1990-1994)
--------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (64)  Trustee since 1997. President and Chief Executive Officer, Newbury,   Director of New America High
Trustee                   Serves until a      Piret & Company, Inc. (investment banking firm)   Income Fund, Inc. (closed-end
                          successor trustee   (1981 - present)                                  investment company) (2004 -
                          is elected or                                                         present); and member, Board of
                          earlier retirement                                                    Governors, Investment Company
                          or removal.                                                           Institute (2000 - 2006)
--------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (84)      Trustee since 1997. Senior Counsel, Sullivan & Cromwell LLP           Director, The Swiss Helvetia
Trustee                   Serves until a      (law firm)(1998 - present); and Partner,          Fund, Inc. (closed-end
                          successor trustee   Sullivan & Cromwell LLP (prior to 1998)           investment company); and
                          is elected or                                                         Director, Invesco, Ltd.
                          earlier retirement                                                    (formerly AMVESCAP, PLC)
                          or removal.                                                           (investment manager) (1997-2005)
--------------------------------------------------------------------------------------------------------------------------------

                       Pioneer Independence Fund | Annual Report | 12/31/12 45

Interested Trustees

-----------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                            Other Directorships
Held with the Fund          Length of Service      Principal Occupation                                   Held by Trustee
-----------------------------------------------------------------------------------------------------------------------------
John F. Cogan, Jr. (86)*    Trustee since 1997.    Non-Executive Chairman and a director of Pioneer       None
Trustee, President and      Serves until a         Investment Management USA Inc. ("PIM-USA"); Chairman
Chief Executive Officer of  successor trustee is   and a director of Pioneer; Chairman and Director of
the Fund                    elected or earlier     Pioneer Institutional Asset Management, Inc. (since
                            retirement or          2006); Director of Pioneer Alternative Investment
                            removal.               Management Limited (Dublin) (until October 2011);
                                                   President and a director of Pioneer Alternative
                                                   Investment Management (Bermuda) Limited and affiliated
                                                   funds; Deputy Chairman and a director of Pioneer
                                                   Global Asset Management S.p.A. ("PGAM") (until April
                                                   2010); Director of Nano-C, Inc. (since 2003); Director
                                                   of Cole Management Inc. (2004 - 2011); Director of
                                                   Fiduciary Counseling, Inc. (until December 2011);
                                                   President of all of the Pioneer Funds; and Retired
                                                   Partner, Wilmer Cutler Pickering Hale and Dorr LLP
-----------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (54)*   Trustee since 2007.    Director, CEO and President of PIM-USA (since February None
Trustee and Executive Vice  Serves until a         2007); Director and President of Pioneer and Pioneer
President                   successor trustee is   Institutional Asset Management, Inc. (since February
                            elected or earlier     2007); Executive Vice President of all of the Pioneer
                            retirement or          Funds (since March 2007); Director of PGAM (2007 -
                            removal.               2010); Head of New Europe Division, PGAM (2000 -
                                                   2005); Head of New Markets Division, PGAM (2005 -
                                                   2007)
-----------------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

46 Pioneer Independence Fund | Annual Report | 12/31/12

Fund Officers

-----------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                            Other Directorships
Held with the Fund          Length of Service      Principal Occupation                                   Held by Officer
-----------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (48)  Since 2003. Serves at  Vice President and Associate General Counsel of        None
Secretary                   the discretion of the  Pioneer since January 2008 and Secretary of all of the
                            Board.                 Pioneer Funds since June 2010; Assistant Secretary of
                                                   all of the Pioneer Funds from September 2003 to May
                                                   2010; and Vice President and Senior Counsel of Pioneer
                                                   from July 2002 to December 2007
-----------------------------------------------------------------------------------------------------------------------------
Carol B. Hannigan (51)      Since 2010. Serves at  Fund Governance Director of Pioneer since December     None
Assistant Secretary         the discretion of the  2006 and Assistant Secretary of all the Pioneer Funds
                            Board.                 since June 2010; Manager - Fund Governance of Pioneer
                                                   from December 2003 to November 2006; and Senior
                                                   Paralegal of Pioneer from January 2000 to November
                                                   2003
-----------------------------------------------------------------------------------------------------------------------------
Thomas Reyes (50)           Since 2010. Serves at  Counsel of Pioneer since June 2007 and Assistant       None
Assistant Secretary         the discretion of the  Secretary of all the Pioneer Funds since June 2010;
                            Board.                 and Vice President and Counsel at State Street Bank
                                                   from October 2004 to June 2007
-----------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (53)        Since 2008. Serves at  Vice President - Fund Treasury of Pioneer; Treasurer   None
Treasurer and Chief         the discretion of the  of all of the Pioneer Funds since March 2008; Deputy
Financial and Accounting    Board.                 Treasurer of Pioneer from March 2004 to February 2008;
Officer of the Fund                                and Assistant Treasurer of all of the Pioneer Funds
                                                   from March 2004 to February 2008
-----------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (47)       Since 2000. Serves at  Assistant Vice President - Fund Treasury of Pioneer;   None
Assistant Treasurer         the discretion of the  and Assistant Treasurer of all of the Pioneer Funds
                            Board.
-----------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (54)          Since 2002. Serves at  Fund Accounting Manager - Fund Treasury of Pioneer;    None
Assistant Treasurer         the discretion of the  and Assistant Treasurer of all of the Pioneer Funds
                            Board.
-----------------------------------------------------------------------------------------------------------------------------

                       Pioneer Independence Fund | Annual Report | 12/31/12 47

--------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                          Other Directorships
Held with the Fund          Length of Service      Principal Occupation                                 Held by Officer
--------------------------------------------------------------------------------------------------------------------------------
David F. Johnson (33)       Since 2009. Serves at  Fund Administration Manager - Fund Treasury of       None
Assistant Treasurer         the discretion of the  Pioneer since November 2008; Assistant Treasurer of
                            Board.                 all of the Pioneer Funds since January 2009; and
                                                   Client Service Manager - Institutional Investor
                                                   Services at State Street Bank from March 2003 to
                                                   March 2007
--------------------------------------------------------------------------------------------------------------------------------
Jean M. Bradley (60)        Since 2010. Serves at  Chief Compliance Officer of Pioneer and of all the   None
ChiefCompliance Officer     the discretion of the  Pioneer Funds since March 2010; Director of Adviser
                            Board.                 and Portfolio Compliance at Pioneer since October
                                                   2005; and Senior Compliance Officer for Columbia
                                                   Management Advisers, Inc. from October 2003 to
                                                   October 2005
--------------------------------------------------------------------------------------------------------------------------------
Kelley O'Donnell (41)       Since 2006. Serves at  Director--Transfer Agency Compliance of Pioneer and   None
Anti-Money Laundering       the discretion of the  Anti-Money Laundering Officer of all the Pioneer
Officer                     Board.                 Funds since 2006
--------------------------------------------------------------------------------------------------------------------------------

48 Pioneer Independence Fund | Annual Report | 12/31/12

                           This page for your notes.

                         Pioneer Independence Fund | Annual Report | 12/31/12 49

                           This page for your notes.

50 Pioneer Independence Fund | Annual Report | 12/31/12

                           This page for your notes.

                         Pioneer Independence Fund | Annual Report | 12/31/12 51

                           This page for your notes.

52 Pioneer Independence Fund | Annual Report | 12/31/12

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO] PIONEER
       Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
us.pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
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(C) 2013 Pioneer Investments 18634-07-0213